2013 Proxy Results
"A Special Meeting of the Limited Partners was held on February 20, 2013, as reconvened on March 7, 2013 and March 28, 2013, to consider the proposals described below. Each proposal was approved. The results of the voting at the Special Meeting are as follows:"

1.A. Approval of the Investment Co-Management Agreement between the Master Fund and HIP.
"Hatteras Core Alternatives Fund, L.P."
No. of Shares	% of Outstanding Shares	% of Shares Voted

Affirmative	"1,003,868"	48.35%	95.72%
Against		"16,670"	0.80%	1.59%
Abstain		"28,176"	1.36%	2.69%
Total		"1,048,714"	50.51%	100.00%

"Hatteras Core Alternatives TEI Fund, L.P."
No. of Shares	% of Outstanding Shares	% of Shares Voted

Affirmative	"1,404,311"	50.46%	95.75%
Against		"28,095"	1.01%	1.92%
Abstain		"34,298"	1.23%	2.33%
Total		"1,466,704"	52.70%	100.00%

"Hatteras Core Alternatives Institutional Fund, L.P."
No. of Shares	% of Outstanding Shares	% of Shares Voted

Affirmative	"1,056,413"	49.38%	97.62%
Against		"8,411"	0.39%	0.78%
Abstain		"17,268"	0.81%	1.60%
Total		"1,082,092"	50.58%	100.00%

"Hatteras Core Alternatives TEI Institutional Fund, L.P."
No. of Shares	% of Outstanding Shares	% of Shares Voted

Affirmative	"3,205,629"	55.17%	99.17%
Against		"8,825"	0.15%	0.27%
Abstain		"17,909"	0.31%	0.56%
Total		"3,232,363"	55.63%	100.00%

"1.B. Approval of the Investment Co-Management Agreement among the Master Fund, HIP and MCCM and the ratifications, on behalf of each Feeder Fund, of distributions made by HIP and the General Partner of the Master Fund, to MCCM."

"Hatteras Core Alternatives Fund, L.P."
No. of Shares	% of Outstanding Shares	% of Shares Voted

Affirmative	"989,728"	47.67%	94.38%
Against		"29,742"	1.43%	2.83%
Abstain		"29,244"	1.41%	2.79%
Total		"1,048,714"	50.51%	100.00%
"Hatteras Core Alternatives TEI Fund, L.P."
No. of Shares	% of Outstanding Shares	% of Shares Voted

Affirmative	"1,401,905"	50.37%	95.58%
Against		"30,501"	1.10%	2.08%
Abstain		"34,298"	1.23%	2.34%
Total		"1,466,704"	52.70%	100.00%

"Hatteras Core Alternatives Institutional Fund, L.P."
No. of Shares	% of Outstanding Shares	% of Shares Voted

Affirmative	"1,056,413"	49.38%	97.62%
Against		"8,411"		0.39%	0.78%
Abstain		"17,268"	0.81%	1.60%
Total		"1,082,092"	50.58%	100.00%

"Hatteras Core Alternatives TEI Institutional Fund, L.P."
No. of Shares	% of Outstanding Shares	% of Shares Voted

Affirmative	]"3,186,562"	54.85%	98.58%
Against		"14,780"	0.25%	0.46%
Abstain		"31,021"	0.53%	0.96%
Total		"3,232,363"	55.63%	100.00%

2.     Approval of the election of seven nominees to the Board
of Directors of each Feeder Fund.
"Hatteras Core Alternatives Fund, L.P."
Votes For	Votes Against	Votes Withheld
Directors
David B. Perkins	97.51%	None	2.49%
H. Alexander Holmes	97.64%	None	2.36%
Steve E. Moss		97.81%	None	2.19%
Gregory S. Sellers	97.81%	None	2.19%
Daniel K. Wilson	97.81%	None	2.19%
Joseph E. Breslin	97.58%	None	2.42%
Thomas Mann		97.58%	None	2.42%

"Hatteras Core Alternatives TEI Fund, L.P."
Votes For	Votes Against	Votes Withheld
Directors
David B. Perkins	96.50%	None	3.50%
H. Alexander Holmes	96.47%	None	3.53%
Steve E. Moss		96.54%	None	3.46%
Gregory S. Sellers	96.48%	None	3.52%
Daniel K. Wilson	96.41%	None	3.59%
Joseph E. Breslin	96.48%	None	3.52%
Thomas Mann		96.39%	None	3.61%
"Hatteras Core Alternatives Institutional Fund, L.P."
Votes For	Votes Against	Votes Withheld
Directors
David B. Perkins	98.41%	None	1.59%
H. Alexander Holmes	98.41%	None	1.59%
Steve E. Moss		98.41%	None	1.59%
Gregory S. Sellers	98.41%	None	1.59%
Daniel K. Wilson	98.41%	None	1.59%
Joseph E. Breslin	98.41%	None	1.59%
Thomas Mann		98.41%	None	1.59%

"Hatteras Core Alternatives TEI Institutional Fund, L.P."
Votes For	Votes Against	Votes Withheld
Directors
David B. Perkins	99.28%	None	0.72%
H. Alexander Holmes	99.32%	None	0.68%
Steve E. Moss	9	9.32%	None	0.68%
Gregory S. Sellers	99.32%	None	0.68%
Daniel K. Wilson	99.32%	None	0.68%
Joseph E. Breslin	99.32%	None	0.68%
Thomas Mann		99.32%	None	0.68%